UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2006

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 300, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2006, America Online Latin America, Inc. ("AOLA") entered into a Severance Agreement and Release of Claims (the "Agreement") with Charles Herington, AOLA's President and Chief Executive Officer. Under the Agreement, AOLA will pay Mr. Herington $538,067 in severance. In addition, Mr. Herington will receive an ordinary course performance bonus of $461,200 for 2005. Mr. Herington will also receive either (i) reimbursement for COBRA expenses for a fourteen (14) month period or (ii) payment of a lump sum equivalent to the cost of obtaining similar health insurance for such 14 month period.

The Agreement is conditioned upon approval of such agreement by the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

The bonus payment is expected to be made upon approval by the Bankrupcty Court. The severance payment is expected to be made in September 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Charles Herington's employment with AOLA will end on March 2, 2006. Mr. Herington currently serves as AOLA's President and Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

February 2, 2006	By:	/s/ Osvaldo Banos

Name: Osvaldo Banos
Title: EVP and CFO